EXHIBIT 11.1

                               BEST BUY CO., INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                      ($ in 000, except per share amounts)

                                   (unaudited)



                                                                 Three Months Ended
                                                       -----------------------------------
                                                           May 28,              May 29,
                                                            1994                 1993
                                                       --------------        -------------

Earnings:

   Earnings before cumulative effect of
      change in accounting principle                        $4,241               $1,516

   Cumulative effect of change in
      accounting for income taxes                                                  (425)
                                                            ------               ------
   Net earnings available to common shares                  $4,241               $1,091
                                                            ------               ------
                                                            ------               ------


Shares (000):

   Weighted average common shares
      outstanding                                           41,783               35,169

   Adjustments:

   Assumed issuance of shares purchased
      under stock option plans                               1,474                  975
                                                            ------               ------


   Total common equivalent shares                           43,257               36,144
                                                            ------               ------
                                                            ------               ------


Earnings per common share:

   Earnings before cumulative effect of
      change in accounting principle                        $  .10               $  .04

   Cumulative effect of change in
      accounting for income taxes                                                  (.01)
                                                            ------               ------
   Net earnings per common share                            $  .10               $  .03
                                                            ------               ------
                                                            ------               ------



Note: The computation of earnings per common share assuming full dilution is substantially the same as set forth above.